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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to The PNC Financial Services Group, Inc. 1996
Executive Incentive Award Plan, of our report dated January 31, 2001, with respect to the consolidated financial statements of The PNC Financial Services Group, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


December 4, 2001
Pittsburgh, Pennsylvania




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